UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Applied Materials, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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The following was posted on the Applied Materials, Inc. internal website on February 4, 2013.

Electronic Proxy Available for Stockholders

In preparation for Applied Materials’ Annual Meeting of Stockholders on March 5, 2013, the Company has made proxy materials available electronically. Online availability makes these documents easily accessible, reduces costs and conserves natural resources.

A brief overview of the electronic proxy process is described below.

Q:	What is included in the proxy materials?

A:	The proxy materials include (1) the Annual Report combined with Form 10-K and (2) the Proxy Statement.

Q:	What proposals are contained in the Proxy Statement?

A:	Stockholders are being asked to: (1) elect 11 directors, (2) approve, on an advisory basis, the FY 2012 compensation of Applied’s named executive officers, as disclosed in the Proxy Statement, and (3) ratify the appointment of KPMG LLP as Applied’s independent registered public accounting firm for FY 2013.

Q:	What is the electronic proxy?

A:	The electronic proxy refers to the online availability of the Company’s proxy materials.

Q:	Why is Applied distributing proxy materials electronically?

A:	Electronic distribution of the proxy materials makes them readily accessible, reduces the cost of printing and mailing, and supports our sustainability initiatives by conserving natural resources.

Q:	Will I receive anything in the mail?

A:	•	If you own Applied stock with UBS Financial Services (as a result of purchases under the employees’ stock purchase plans, the vesting of restricted stock units or the exercise of stock options), you will receive an e-mail from UBS with instructions on how to vote over the Internet or by telephone, but you will not receive a proxy card or proxy materials by mail.

	•	If you own Applied stock: (1) in your 401(k) account or (2) as a registered holder with Computershare (Applied’s transfer agent), you will receive an e-mail from Applied Materials, Inc. with instructions on how to vote over the Internet or by telephone for each account in which you hold shares, but you will not receive a proxy card or proxy materials by mail.

	•	If you hold Applied stock in an account with a private broker and:

• have consented to receive the proxy materials electronically, you will receive an e-mail from your private broker’s firm with instructions on how to vote over the Internet or by telephone, but you will not receive a proxy card or proxy materials in the mail; or

•	have not consented to receive the proxy materials electronically, you will receive a card in the mail containing instructions on how to access the proxy materials electronically and how to vote over the Internet or by telephone; or

•	have previously requested to receive hard copies of the proxy materials, you will receive the proxy materials, along with a proxy card, by mail.

Q:	Who is eligible to vote?

A:	Employees and other individuals who were Applied stockholders as of January 9, 2013, the record date for the Annual Meeting, may vote on the proposals mentioned above.

Q:	How do I vote?

A:	Employee stockholders may vote over the Internet or by telephone. If an employee held Applied stock in an account with a private broker and have previously requested to receive hard copies of the proxy materials, he or he may vote using a proxy card.

Q:	What is the deadline for me to vote?

A:	Your vote must be submitted by 11:59 p.m. Eastern Standard Time on Monday, March 4, 2013.

Q:	Do all stockholders receive the proxy materials over the Internet?

A:	This year we are continuing to furnish proxy materials to our stockholders primarily over the Internet rather than in paper form. This method of delivery offers our stockholders expedited and convenient access to the information they need, and lower the costs of printing and delivering proxy materials, while helping to conserve natural resources.

Q:	Is it possible to obtain hard copies of the proxy materials?

A:	Employees may request a hard copy of the proxy materials by emailing To-Anh Nguyen in the Law Department in Santa Clara.

Q:	When will the proxy materials be available?

A:	On or about January 24, 2013, employees who were Applied stockholders as of January 9, 2013 should have received e-mail notification on where to view the proxy materials and instructions on how to vote over the Internet or by telephone using a unique control number for security purposes.

Q.	Are the proxy materials available to employees who are not Applied stockholders?

A.	Anyone may access the proxy materials by visiting the Company’s Web site [link to be inserted].